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                            SERVICE MARK LICENSE AGREEMENT

    THIS AGREEMENT, made as of the 13th day of April 1994 an effective as of the date of the last signing Party hereto (the "Effective Date"), by and between MCI Communications Corporation ("MCI"), a company incorporated in Delaware with its principal place of business at 1801 Pennsylvania Avenue, NW, Washington, DC 20006, acting through the Consumer Markets Unit of its wholly owned subsidiary, MCI Telecommunications Corporation ("MCIC"), located at 1200 South Hayes Street, Arlington, VA 22202 (hereinafter the "Licensor"), and General Communication, Inc. ("GCI"), an Alaska corporation with its principal place of business at 2550 Denali Street, Anchorage, AL 99503, (hereinafter the "Licensee").

    WHEREAS, MCIC and GCI have entered into a Stock Purchase Agreement as of March 31, 1993, under which MCIC has purchased an equity ownership interest in GCI; and

    WHEREAS, GCI wishes to have the right to use in Alaska in connection with providing telecommunications services the service marks "Friends & Family" and "Calling Circle," hereinafter known as "the Marks," which Marks are registered by MCI, and MCI is willing to license GCI to use the Marks subject to the terms of this Agreement.

    NOW, THEREFORE, the Parties agree as follows:

    1.   Grant.

         1.1 Licensor hereby grants to Licensee an exclusive, nontransferable license to use the Marks within the State of Alaska, but not elsewhere, in connection with the sale, provision or performance of services related to a discount program that is the same as Licensor's "Friends & Family" program, but for no other purpose, and Licensee accepts the said license subject to the following terms and conditions.

         1.2 This license does not include any right of the Licensee to sublicense any of the rights granted herein to third parties or affiliates.

         1.3 The license does not affect Licensor's continuing right to use, in its sole discretion, the Marks in Alaska. Nor does it affect Licensor's right to provide telecommunications service in Alaska should it become certified to do so.

         1.4 The license shall be used by Licensee in connection with a program for residential customers only and not in connection with telecommunication products sold primarily to businesses.

         1.5 Licensee acknowledges that the Marks are owned by Licensor, agrees that it will do nothing inconsistent with such ownership, and further agrees that all use of the marks by Licensee shall inure to the benefit of and be on behalf of Licensor. Licensee agrees that nothing in this license shall give it any right, title or interest in the Marks other than the right to use the Marks in accordance

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with this license, and Licensee agrees that it will not attack the title of
Licensor to the Marks or attack the validity of this license.

    2.   The Licensee Program.

         2.1 Licensee will use the Marks in connection with its "Friends & Family" program, which will be, to the extent possible, identical with Licensor's "Friends & Family" program as it exists on the Effective Date and as it may be modified by Licensor over time. Licensee agrees that the nature and quality of all services provided by it in connection with the Marks shall conform to the standards set by and be under the control of Licensor. Licensee agrees to cooperate with Licensor in facilitating Licensor's control of such nature and quality, to permit Licensor to make reasonable inspection of Licensee's operations, and to supply Licensor with specimens of use of the Marks promptly upon Licensor's request. Licensee shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the provision of services under the Marks covered by this license.

         2.2 Licensee agrees to use the Marks only in the form and manner prescribed from time to time by Licensor, and not to use any other trademark or service mark in combination with any of the Marks or that is similar to the Marks without the prior written approval of Licensor.

         2.3 Licensee will offer a 20 percent discount on calls originating in Alaska and terminating in Alaska or in the rest of the United States to numbers associated with customers who are members of the customer's Friends & Family "Calling Circle." Customers may have up to twenty (20) persons on their Calling Circles, who must be Licensee customers if resident in Alaska or Licensor customers if resident in the remainder of the United States. In addition Licensee's Friends & Family customers may name three foreign telephone numbers on which the Licensee customer will receive a 20 percent discount. Licensee's Friends & Family discounts need not be given in addition to other discount plans Licensee may offer. Licensee will require no sign-up or monthly fees for its program.

         2.4 As the basic Licensor Friends & Family program changes over time, Licensee will change its program so that the two Friends & Family programs remain as identical as possible. For the purposes of this Agreement, the "Basic Friends & Family Program" is the standalone "Friends & Family" program, as described in MCI's FCC Tariff No. 1 as it may be amended, and does not include ancillary programs, like "Friends & Family Days" or "Best Friends," that may reference "Friends & Family" but which are not required or necessary elements of the basic "Friends & Family" program described in Section 2.3, above. If, however, Licensee does in the future wish to adapt any ancillary programs corresponding to such programs as "Friends & Family Days" or "Best Friends," it will first seek a license to do so from Licensor and, upon the grant of any such license, adapt them to remain as identical as possible with the corresponding Licensor programs. Thereafter, such additional licensed marks shall be deemed licensed Marks under this Agreement, and shall be subject to the terms and conditions of this Agreement except as may otherwise be specifically amended by the Parties in writing.

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         2.5  Licensee will identify in all of its marketing and advertising materials using the Marks that the Marks are registered service marks owned by Licensor, are being used under license from Licensor, and pertain to Licensor's Friends & Family program which is being made available by Licensee to its customers in Alaska.

         2.6 Licensee will keep Licensor fully informed about its "Friends & Family" program and will not change its program without prior Licensor approval.

         2.7 Licensee will pay reasonable cost-based fees for information, services, support and materials that it may request from MCIC and MCIC provides in connection with Licensor's Friends & Family program including services provided prior to the effective date of this Agreement. Licensor will provide appropriate detail and documentation for all charges. Licensee will pay for valid charges within thirty (30) days of receipt of Licensor's bill.

    3.   Control of the Use of the Marks

         3.1 Licensee will submit all Licensee marketing materials, sales, print and media communications, and promotions bearing one or more of the marks to a designated point of contact at Licensor, as hereinafter provided, for approval prior to use. If Licensor (through the designated point of contact in Residential Product Marketing) does not disapprove Licensee's "Friends & Family" materials by the fifth (5th) business day after receipt by the designated point of contact such advertising and/or promotional materials will be deemed approved.

         3.2 Licensee understands that the Marks are extremely valuable assets belonging to Licensor, and Licensee will not use or permit the use of the Marks in any manner whatsoever which may jeopardize their significance, distinctiveness cr validity.

    4.   Infringement

         4.1 In the event that Licensee learns of any infringement, suspected infringement or other unauthorized use or proposed use of the Marks, Licensee shall immediately notify the Licensor who shall have the sole right and discretion to bring infringement or unfair competition proceedings or take other appropriate action involving the Marks. Licensee shall, however, take no action on its own in connection with such infringement without the prior written consent of the Licensor. Licensee agrees to give to the Licensor such assistance as may be required in any proceedings or other actions taken or instituted by the Licensor with respect to such infringement or unauthorized use.

    5.   Termination

         5.1 This license shall terminate upon the earlier of (i) twelve (12) months after the date MCI no longer holds an equity interest in GCI or, (ii) the date GCI no longer uses MCI for the provision of message toll services to GCI . In addition, this license is revocable by MCI upon ninety (90) days written notice if, in the sole determination by MCI, Friends & Family as offered by GCI is

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no longer substantially similar to MCI's Friends & Family or if the related support furnished by GCI in connection with Friends & Family is, as determined solely by MCI, not substantially similar or equivalent to the service and support in terms of quality and technology as that provided by MCI for Friends Family.

         5.2 Upon termination of the Agreement Licensee agrees (a) immediately to discontinue the use of the marks and any terms confusingly similar thereto,
(b) to cooperate with Licensor or its appointed agent in applying to the appropriate authorities to cancel recording of this Agreement from all government records if the Agreement is so recorded, and (c) to destroy all printed materials bearing any of the Marks thereon.

    6.   Provision of Data

         6.1 Consistent with the requirements of the Communications Act of 1934 and all applicable governmental regulations regarding the acquisition, use and dissemination of customer information, the Parties will provided each other with customer data that is necessary and appropriate to operate the program. Data provided to either party will be erased from tapes once it is loaded into a party's system and tapes shall be returned to the sending party. At all times the data will be kept secure from theft, unauthorized use, or unauthorized copying. Each party may inspect the security arrangements of the other in this regard and make reasonable requests to ensure data security. Neither Party will use any data received from the other except as explicitly permitted by the providing party and in connection with the Marks.

    7.   Confidentiality

         7.1 Both Parties will (a) keep confidential all proprietary information that may be supplied in connection with Licensee's use of the Marks including, without limiting the generality of the foregoing, data provided under
Section 6.1, above, marketing plans, pricing change information, program change information, promotions or any other aspect of either Party's programs using the Marks, (b) protect such proprietary information from unauthorized disclosure using the same degree of care that the Receiving Party uses with its proprietary information of like importance, (c) not release or disclose such proprietary information or data to any third party, nor (d) use such information and data except as permitted under this Agreement or in a separate writing signed on behalf of the disclosing party, without the prior written permission of the other. Any violation of this Section 7.1 shall be deemed a material breach of this Agreement.

         7.2 Disclosure of proprietary information shall not be precluded if such disclosure is: (a) in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the Receiving Party shall first have given notice of such order to the Disclosing Party, and the Receiving Party shall, to the extent possible, make a reasonable effort to obtain a protective order requiring that the information so disc1osed be used only for the purpose for which the order was issued, or, (b) otherwise required by law or government

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regulation, or, (c) already in the possession of the Receiving Party without obligation of confidence, or, (d) independently developed by the Receiving Party without access to the Disclosing Party's confidential information, (e), or becomes publicly available without breach of this Agreement, or, (f) rightfully received by the Receiving Party from a third party under no obligation of confidentiality, or, (g) released for disclosure by the Disclosing Party with its written consent, or, (h) inherently disclosed in the use of or otherwise publicly available in supporting documentation for any present or future service of the Disclosing Party.

    8.   Indemnification

         Licensee agrees, at its own expense, to defend, indemnify and hold Licensor harmless from and against any and all claims, suits, actions, proceedings, judgments, damages, liabilities, costs and expenses (including attorneys' fees) arising from its use of the Marks and provision of telecommunications services, other than .a claim based on an assertion by a third party that Licensor does not own the Marks and/or does not have the right to grant the license set forth in Section 1.1, above.

    9.   Period of License

         9.1 This Agreement shall continue in force without limit subject to the termination provisions contained in Section 5, above.

    10.  Notices

         Any notice or other communications which are required or permitted under this Agreement shall be in writing and shall be deemed given only when received if delivered personally, or sent electronically or by registered or certified mail, postage prepaid, as follows:

         To Licensor:

         Vice President Product Marketing
         MCI Telecommunications Corporation
         1200 S. Hayes Street
         Arlington, VA 22202

         To Licensee:

         Senior Vice President, Marketing Sales
         General Communication Inc.
         2550 Denali Street, Suite 1000
         Anchorage, AL 99503

    11.  Assignment

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         11.1  This Agreement may not be assigned by the Licensee without the prior written permission of Licensor.

    12.  Applicable Law

         12.1 The construction of this Agreement and the enforcement of its terms shall be made pursuant to the law of New York without regard to its choice of law provisions.

    13.  Miscellaneous.

         13.1 Neither Party is an agent of the other for any purpose. Neither Party shall make any warranties or representations, or assume or create any obligations on behalf of the other.

         13.2 The title of this Agreement and the headings of its Sections are inserted for convenience of reference only and shall not affect its meaning.

         13.3 All obligations that by their nature survive the expiration, cancellation or termination of this Agreement shall remain in effect after its expiration, termination or cancellation.

         13.4 The Parties do not intend to create an interest in any third party by this Agreement except to the extent as may be expressly provided herein.

         13.5 This Agreement may only be changed or supplemented by a written amendment, executed by authorized representatives of both Parties.

         13.6 Each Party agrees not to use any service or trademark of the other or of its affiliates except as provided herein, nor will either Party refer to the other or its affiliates except as provided for herein or with the prior written approval of such other Party.

         13.7 If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining terms shall not be affected. The Agreement shall be interpreted as if the illegal, invalid or unenforceable term had not been included in it, and the invalid or unenforceable provision will be replaced by a mutually acceptable provision which, being valid and enforceable, comes closest to the intention of the Parties underlying the invalid or unenforceable provision.

    14.  Entire Agreement.

         14.1 The Parties agree that this Service Mark License Agreement is the entire and complete understanding of the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous representations, understanding or agreements written or oral pertaining to its subject matter.

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    IN WITNESS WHEREOF authorized agents of the Parties have executed this
Service Mark License Agreement.


MCI Communications Corporation


By:
       ---------------------------
       James M. Schneider
       Senior Vice President, Finance

Date:  5/3/94


General Communications.  Inc.


By:
      ----------------------------
      William Behnke
      Senior Vice President, Marketing

Date:  5/3/94